UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KINGSWOOD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	85-2432410 (I.R.S. Employer Identification No.)

17 Battery Place, Room 625 New York, New York (Address of Principal Executive Offices)	10004 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and three-fourths of one redeemable warrant	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249437

Securities to be registered pursuant to Section 12(g) of the Act: N/A

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends and restates in its entirety the information set forth in the registration statement on Form 8-A previously filed by Kingswood Acquisition Corp. (the “Registrant”) on November 12, 2020.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of the Registrant. The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-249437), originally filed with the U.S. Securities and Exchange Commission on October 13, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.2	Form of Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on November 5, 2020).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on October 23, 2020).

4.2	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on October 23, 2020).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on October 23, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on November 18, 2020).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on November 18, 2020).

10.3	Form of Registration Rights Agreement among the Registrant, Kingswood Global Sponsor LLC and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-249437), filed with the U.S. Securities and Exchange Commission on November 18, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KINGSWOOD ACQUISITION CORP.

Date: November 18, 2020	By:	/s/ Michael Nessim
Name: Michael Nessim
Title: Chief Executive Officer